Exhibit 8(i)(a) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                AMENDMENT NO 2 TO
                                    EXHIBIT A

                               CUSTODIAN CONTRACT

                   PORTFOLIOS OF INDEPENDENCE ONE MUTUAL FUNDS


      Independence One Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:


Name                                                  Date

Independence One Prime Money Market Fund June 1, 1989 Independence One Michigan Municipal Cash Fund June 1, 1989 (formerly Independence One Tax-Free Money Market Fund) Independence One U.S. Treasury Money Market Fund June 1, 1989 Independence One U.S. Government Securities Fund January 8, 1993 Independence One Equity Plus Fund September 25, 1995 Independence One Fixed Income Fund October 23, 1995 Independence One Michigan Municipal Bond Fund November 20,1995 Independence One International Equity Fund March 4, 1998 Independence One Small Cap Fund March 4, 1998

                              INDEPENDENCE ONE MUTUAL FUNDS

                              By:  /s/ Edward C. Gonzales
                              Title:   President
                              Date:  March 4, 1998

                              MICHIGAN NATIONAL BANK

                              By:  /s/ Robert J. Stepleton
                              Title:  Senior Vice President
                              Date:  March 4, 1998